Exhibit 99.1

Red Cat Holdings Announces Proposed Public Offering of Common Stock

SAN JUAN, Puerto Rico, September 17, 2025 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or “Company”), a drone technology company integrating robotic hardware and software for military, government, and commercial operations, announced today that it intends to offer and sell shares of its common stock in an underwritten public offering. In connection with the offering, Red Cat also expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use net proceeds from the offering for general corporate and working capital purposes, including but not limited to operating expenditures and capital investments related to its new unmanned surface vessel division.

Northland Capital Markets is acting as sole bookrunner for the transaction.

A shelf registration statement on Form S-3 relating to the securities offered in the public offering described above was filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2025 (File No. 333- 290259) and declared effective by the SEC on September 17, 2025. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained from Northland Securities, Inc., 150 South Fifth Street, Suite 3300, Minneapolis, MN. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat develops American-made hardware and software that support military, government, and public safety operations across air, land, and sea. Its Family of Systems, led by Black Widow™, delivers unmatched tactical capabilities in small, unmanned aircraft systems (sUAS). Expanding into the maritime domain through Blue Ops, Inc., Red Cat is also innovating in uncrewed surface vessels (USVs), delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness. Learn more at www.redcat.red.

Safe Harbor Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements relating to the expected timing of the offering and the satisfaction of customary closing conditions related to the offerings, and our intended use of proceeds from the offering. Forward-looking statements are based on Red Cat Holdings, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Form 10-KT filed with the Securities and Exchange Commission on March 31, 2025. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

INVESTORS:
E-mail: Investors@redcat.red

NEWS MEDIA:
Phone: (347) 880-2895
Email: peter@indicatemedia.com